     As filed with the Securities and Exchange Commission on October 7, 1999
                                                 Registration No. 333-
                                                                      -------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                    06-1523639
      (State or other jurisdiction                       (I.R.S. Employer
           of incorporation)                            Identification No.)

            605 THIRD AVENUE
           NEW YORK, NEW YORK                                 10158
  (Address of Principal Executive Offices)                  (Zip Code)


           1999 NEUBERGER BERMAN INC. DIRECTORS STOCK INCENTIVE PLAN,
                1999 NEUBERGER BERMAN INC. ANNUAL INCENTIVE PLAN,
              1999 NEUBERGER BERMAN INC. LONG-TERM INCENTIVE PLAN,
            1999 NEUBERGER BERMAN INC. DEFERRED COMPENSATION PLAN AND
               NEUBERGER BERMAN INC. EMPLOYEE DEFINED CONTRIBUTION
                              STOCK INCENTIVE PLAN
                           (Full titles of the Plans)

                            C. CARL RANDOLPH, ESQUIRE
                                 GENERAL COUNSEL
                              NEUBERGER BERMAN INC.
                                605 THIRD AVENUE
                            NEW YORK, NEW YORK 10158
                     (Name and address of agent for service)

                                  212-476-9000
          (Telephone number, including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO BE     AMOUNT TO BE     PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
REGISTERED*                   REGISTERED*      OFFERING PRICE PER     AGGREGATE PRICE**      FILING FEE
                                               SHARE**
Common Stock, $.01 par
value per share                14,464,344      $32.00                  $462,859,008         $128,674.80
--------------------------------------------------------------------------------------------------------

* The number of shares of Company Stock to be offered pursuant to the Neuberger Berman Inc. Employee Defined Contribution Stock Incentive Plan (4,264,344), 1999 Neuberger Berman Inc. Directors Stock Incentive Plan (200,000) and the 1999 Neuberger Berman Inc. Long-Term Incentive Plan (10,000,000). Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

** Estimated for purposes of calculation of the registration fee pursuant to Rule 457(h).

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following document filed by Neuberger Berman Inc. (the "Company") with the Securities and Exchange Commission is incorporated by reference in this Registration Statement:

         (1) the description of the Company's Common Stock, $.01 par value per share, contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law (the "Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Certificate of Incorporation so provides, eliminating or limiting the personal liability of a director to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any such of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Under Delaware Law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's Bylaws provide that directors and officers shall be, and at the discretion of the Company, nonofficer employees may be, indemnified by the Company against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding and any appeal therefrom, if such person acted in good faith and reasonably believed his or her actions were not opposed to the best interests of the Company. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any Bylaw, agreement, vote of stockholders or otherwise.

         The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities law.

ITEM 7.  EXEMPTION FOR REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

5.1      Opinion of Debevoise & Plimpton (filed herewith).

23.1     Consent of Arthur Andersen LLP (filed herewith).

23.2     Consent of Debevoise & Plimpton (included in Exhibit 5.1).

24.1     Powers of attorney (filed herewith).

99.1 The 1999 Neuberger Berman Inc. Directors Stock Incentive Plan, incorporated by reference to exhibit 10.1 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-84525) filed with the

         Securities and Exchange Commission on September 3, 1999.

99.2 The 1999 Neuberger Berman Inc. Annual Incentive Plan, incorporated by reference to exhibit 10.3 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-84525) filed with the Securities and Exchange Commission on September 3, 1999.

99.3 The 1999 Neuberger Berman Inc. Long-Term Incentive Plan, incorporated by reference to exhibit 10.2 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 333-84525) filed with the Securities and Exchange Commission on September 14, 1999.

99.4 The 1999 Neuberger Berman Inc. Deferred Compensation Plan, incorporated by reference to exhibit 10.4 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 333-84525) filed with the Securities and Exchange Commission on September 14, 1999.

99.5 The Neuberger Berman Inc. Employee Defined Contribution Stock Incentive Plan, incorporated by reference to exhibit 10.5 to the Company's Registration Statement on Amendment No. 3 to Form S-1 (Registration No. 333-84525) filed with the Securities and Exchange Commission on September 14, 1999.

ITEM 9.  UNDERTAKINGS

    a.   RULE 415 OFFERING.  The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(I) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    b. SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    c. INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, State of New York on October 7, 1999.

                                NEUBERGER BERMAN INC.


                                By: /s/ Jeffrey B. Lane
                                   ---------------------
                                   Name:  Jeffrey B. Lane
                                   Title: President and Chief Executive Officer


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey B. Lane and Robert Matza, or either of them, as each such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                   TITLE                      DATE

/s/ Lawrence Zicklin           Chairman,                     October 7, 1999
-----------------------        Director
Lawrence Zicklin

/s/ Richard A. Cantor          Vice Chairman                 October 7, 1999
-----------------------        Director
Richard A. Cantor


/s/ Marvin C. Schwartz         Vice Chairman                 October 7, 1999
-----------------------        Director
Marvin C. Schwartz


/s/ Jeffrey B. Lane            President, Chief Executive    October 7, 1999
-----------------------        Officer and Director
Jeffrey B. Lane


/s/ Michael M. Kassan          Executive Vice President,     October 7, 1999
-----------------------        Chief Investment Officer
Michael M. Kassan              Director


/s/ Robert Matza               Executive Vice President      October 7, 1999
-----------------------        Chief Administrative
Robert Matza                   Officer, Director


/s/ Heidi L. Schneider         Executive Vice President      October 7, 1999
-----------------------        Director
Heidi L. Schneider


/s/ Peter E. Sundman           Executive Vice President      October 7, 1999
-----------------------        Director
Peter E. Sundman


/s/ Philip Ambrosio            Senior Vice President         October 7, 1999
----------------------         Chief Financial Officer
Philip Ambrosio

                                  EXHIBIT INDEX


Exhibit
No.                                                                                                Page
5.1      Opinion of Debevoise & Plimpton

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Debevoise & Plimpton (Included in Exhibit 5)

24.1     Powers of attorney (Included on signature paage)

99.1     The 1999 Neuberger Berman Inc. Directors Stock Incentive Plan, incorporated by reference to exhibit 10.1 to Amendment No. 1 to the Company's Registration
         Statement on Form S-1 (Registration No. 333-84525) filed with the Securities and
         Exchange Commission on September 3, 1999.

99.2     The 1999 Neuberger Berman Inc. Annual Incentive Plan, incorporated by reference to exhibit 10.3 to Amendment No. 1 to the Company's Registration Statement on
         Form S-1 (Registration No. 333-84525) filed with the Securities and Exchange
         Commission on September 3, 1999.

99.3     The 1999 Neuberger Berman Inc. Long-Term Incentive Plan, incorporated by reference to exhibit 10.2 to Amendment No. 3 to the Company's Registration
         Statement on Form S-1 (Registration No. 333-84525) filed with the Securities and
         Exchange Commission on September 14, 1999.

99.4     The 1999 Neuberger Berman Inc. Deferred Compensation Plan, incorporated by reference to exhibit 10.4 to Amendment No. 3 to the Company's Registration
         Statement on Form S-1 (Registration No. 333-84525) filed with the Securities and
         Exchange Commission on September 14, 1999.

99.5     The Neuberger Berman Inc. Employee Defined Contribution Stock
         Incentive Plan, incorporated by reference to exhibit 10.5 to the Company's Registration Statement on Amendment No. 3 to Form S-1
         (Registration No. 333-84525) filed with the Securities and Exchange Commission on September 14, 1999.
